UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest events reported)     December 9, 2002
                                                    ---------------------------
                                                       (December 10, 2002)
                                                    ---------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico              Commission                      85-0468296
----------------------------     File Number 333-32170        ---------------
(State or Other Jurisdiction                 ---------       (I.R.S. Employer
     of Incorporation)                                   Identification) Number)


  Alvarado Square, Albuquerque, New Mexico                         87158
  ----------------------------------------                         -----
  (Address of principal executive offices)                      (Zip Code)



                          (505) 241-2700 (Registrant's
                     telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)



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Item  5.  Other Events

The following is a press release issued by the Company on December 9, 2002.

                        PNM Declares Preferred Dividends

Albuquerque, NM, December 9, 2002 -- The Board of Directors of PNM, Public Service Company of New Mexico, today declared the regular quarterly dividend of $1.145 per share on the 4.58 percent series of cumulative preferred stock. The dividend on the preferred stock is payable January 15, 2003, to shareholders of record on January 1, 2003.

PNM, Public Service Company of New Mexico, is the principal subsidiary of PNM Resources (NYSE:PNM), an energy holding company based in Albuquerque, New Mexico. PNM provides natural gas service to 439,637 gas customers and electric utility service to 385,468 customers in New Mexico The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                    (Registrant)


Date:  December 10, 2002                         /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                    Vice President and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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